UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

Commission file number: 0-23391

XML-GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

Suite 9 - 1818 Cornwall Avenue
      Vancouver, BC, Canada V6J 1C7
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (800) 201-1848

_________________________________

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

Effective June 27, 2003, the Company's Board of Directors approved the appointment of Morgan & Company to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, the Company had not consulted Morgan & Company with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Morgan & Company was effective on June 27, 2003.

On June 27, 2003, Moss Adams LLP declined to stand for re-election as independent auditors of XML-Global Technologies, Inc. The audit reports of Moss Adams LLP on the consolidated financial statements of the Company as of and for the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were qualified or modified as to audit scope or accounting principles except that each report of Moss Adams LLP contained an emphasis paragraph as to the uncertainty of the Company's ability to remain a going concern.

In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 2002 and 2001, and in connection with the subsequent period up to June 27, 2003 (the date of resignation), there were no disagreements with Moss Adams LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Moss Adams LLP, would have caused Moss Adams LLP to make reference to the matter in its report of the financial statements for such years; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B. Moss Adams LLP has not reported on financial statements for any periods subsequent to June 30, 2002.

XML-Global Technologies, Inc. has provided Moss Adams LLP with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Moss Adams LLP's letter, dated July 2, 2003, stating its agreement with such statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
16.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Moss Adams LLP, former accountants to the Company.

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XML-Global Technologies, Inc.
Date: July 2, 2003	Signature:	/s/Garry Kupecz Garry Kupecz, Chief Operating Officer and Principal Executive Officer